                                  EXHIBIT 5.0

                     [LETTERHEAD OF BERNSTEIN AND WASSERMAN]

                                            April 24, 1997

Bev-Tyme, Inc.
134 Morgan Avenue
Brooklyn, New York 11237

Ladies and Gentlemen:

     We have  acted as  counsel  for  Bev-Tyme,  Inc.,  a  Delaware  corporation
("Company"), in connection with a Registration Statement on Form S-8 ("Registration Statement") being filed contemporaneously herewith by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), covering an aggregate of 630,000 shares of the Company's Series C Convertible Preferred Stock, $.0001 par value ("Preferred Stock"), and an aggregate of 700,000 shares of the Company's Common Stock, $.0001 par value ("Common Stock") (collectively the "Shares").

     In that connection, we have examined the Certificate of Incorporation, as amended, and the By-Laws of the Company, the Registration Statement, the Stock Option Agreements dated August 9, 1996 between the Company and Robert J. Sipper, William Swedelson, Bruce Logan, Hartley Bernstein, Hyacinth Steer, Robert Forst, and Alfred Sipper, corporate proceedings of the Company relating to the issuance of the Preferred Stock and the Common Stock, and such other instruments and documents as we have deemed relevant under the circumstances.

     In making the aforesaid examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us as original or photostatic copies. We have also assumed that the corporate records of the Company include all corporate proceedings taken by the Company to date.

     Based upon and subject to the foregoing, we are of the opinion that the Shares when issued in accordance with the terms of the Stock Option Agreements will be duly and validly authorized and issued and fully paid and non-assessable.

     We hereby consent to the use of this opinion as herein set forth as an exhibit to the Registration Statement.

                                                 Very truly yours,

                                                 /s/ Bernstein & Wasserman, LLP

                                                 BERNSTEIN & WASSERMAN, LLP